AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of Maryland General Corporation Law.

         THIRD: Immediately prior to the increase the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the increase, the Corporation has the authority to issue Five Billion (5,000,000,000) shares of capital stock.

         FOURTH: The par value of shares of the Corporation's capital stock before the increase was and after the increase is One Cent ($0.01) per shares.

         FIFTH: Immediately prior to the increase, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the increase, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

         SIXTH: Immediately prior to the increase, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         Series                           Number of Shares  Aggregate Par Value

        Equity Income Fund                  705,000,000            $  7,050,000

        Value Fund                        1,050,000,000              10,500,000

        Real Estate Fund                     50,000,000                 500,000

        Small Cap Value Fund                460,000,000               4,600,000

        Equity Index Fund                   500,000,000               5,000,000

        Large Company Value Fund            220,000,000               2,200,000

        Mid Cap Value Fund                   15,000,000                 150,000

         SEVENTH: Immediately prior to the increase, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     500,000,000                $5,000,000
                                        Institutional                 50,000,000                   500,000
                                        Service                                0                         0
                                        R                             10,000,000                   100,000
                                        Advisor                      125,000,000                 1,250,000
                                        C                             20,000,000                   200,000

        Value Fund                      Investor                     800,000,000                $8,000,000
                                        Institutional                100,000,000                 1,000,000
                                        Service                                0                         0
                                        Advisor                      110,000,000                 1,100,000
                                        C                             20,000,000                   200,000
                                        A                             10,000,000                   100,000
                                        B                             10,000,000                   100,000
                                        C II                                   0                         0

        Real Estate Fund                Investor                      30,000,000                  $300,000
                                        Institutional                 10,000,000                   100,000
                                        Service                                0                         0
                                        Advisor                       10,000,000                   100,000

        Small Cap Value Fund            Investor                     300,000,000                $3,000,000
                                        Institutional                 50,000,000                   500,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             10,000,000                   100,000

        Equity Index Fund               Investor                     100,000,000                $1,000,000
                                        Institutional                400,000,000                 4,000,000

       Large Company Value Fund         Investor                     100,000,000                $1,000,000
                                        Institutional                 50,000,000                   500,000
                                        Service                                0                         0
                                        Advisor                       10,000,000                   100,000
                                        C                             10,000,000                   100,000
                                        R                             10,000,000                   100,000
                                        A                             30,000,000                   300,000
                                        B                             10,000,000                   100,000
                                        C II                                   0                         0

        Mid Cap Value Fund              Investor                      15,000,000                  $150,000

         EIGHTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Four Billion Two Hundred Million (4,200,000,000) shares of the Five Billion (5,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Forty Two Million ($42,000,000). As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                           Number of Shares  Aggregate Par Value

        Equity Income Fund                 1,155,000,000          $  11,550,000

        Value Fund                         1,190,000,000             11,900,000

        Real Estate Fund                      90,000,000                900,000

        Small Cap Value Fund                 620,000,000              6,200,000

        Equity Index Fund                    600,000,000              6,000,000

        Large Company Value Fund             395,000,000              3,950,000

        Mid Cap Value Fund                    50,000,000                500,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     850,000,000                $8,500,000
                                        Institutional                 75,000,000                   750,000
                                        Service                                0                         0
                                        R                             10,000,000                   100,000
                                        Advisor                      200,000,000                 2,000,000
                                        C                             20,000,000                   200,000

        Value Fund                      Investor                     900,000,000                $9,000,000
                                        Institutional                100,000,000                 1,000,000
                                        Service                                0                         0
                                        Advisor                      150,000,000                 1,500,000
                                        C                             20,000,000                   200,000
                                        A                             10,000,000                   100,000
                                        B                             10,000,000                   100,000
                                        C II                                   0                         0

        Real Estate Fund                Investor                      50,000,000                  $500,000
                                        Institutional                 20,000,000                   200,000
                                        Service                                0                         0
                                        Advisor                       20,000,000                   200,000

        Small Cap Value Fund            Investor                     400,000,000                $4,000,000
                                        Institutional                 60,000,000                   600,000
                                        Service                                0                         0
                                        Advisor                      150,000,000                 1,500,000
                                        C                             10,000,000                   100,000

        Equity Index Fund               Investor                     100,000,000                $1,000,000
                                        Institutional                500,000,000                 5,000,000

       Large Company Value Fund         Investor                     200,000,000                $2,000,000
                                        Institutional                100,000,000                 1,000,000
                                        Service                                0                         0
                                        Advisor                       15,000,000                   150,000
                                        C                             10,000,000                   100,000
                                        R                             10,000,000                   100,000
                                        A                             50,000,000                   500,000
                                        B                             10,000,000                   100,000
                                        C II                                   0                         0

        Mid Cap Value Fund              Investor                      50,000,000                  $500,000

         TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         THIRTEENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article EIGHTH, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article NINTH.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 7th day of June, 2004.

                                            AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.




Name:  Anastasia H. Enneking                    Name:   Charles A. Etherington
Title:   Assistant Secretary                    Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  June 7, 2004
                                   --------------------------------------------
                                         Charles A. Etherington, Vice President